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                                                                      Exhibit 21

WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT

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                                                                              JURISDICTION
                                                                           OF INCORPORATION OR
                                                                              ORGANIZATION
          SUBSIDIARY                                                   COUNTRY               STATE
          Wendy's Old Fashioned Hamburgers of New York, Inc.            U.S.                 Ohio
          Wendy's Capital Corporation                                   U.S.               Virginia
          Wendy Restaurant, Inc.                                        U.S.               Delaware
          Wendy's of Denver, Inc.                                       U.S.               Colorado
          The New Bakery Co. of Ohio, Inc.                              U.S.                 Ohio
          Delavest, Inc.                                                U.S.               Delaware
          Wentexas, Inc.                                                U.S.                 Texas
          Restaurant Finance Corporation                                U.S.                 Ohio
          Wendy's Restaurants of Canada Inc.                           Canada
          Wendy's of N.E. Florida, Inc.                                 U.S.                Florida
          Wendy's Old Fashioned Hamburger Restaurants Pty. Ltd.       Australia
          Wendy's Restaurants (NZ) Limited                           New Zealand
          Wendcreek Venture                                             U.S.                Florida
          Wendy's Restaurants (Ireland) Limited                        Ireland
          WendServe, Inc.                                               U.S.               Delaware
          Wenark, Inc.                                                  U.S.                Florida
          Timeweald Limited                                        United Kingdom
          WENTIM, LTD.                                                 Canada
          Delcan, Inc.                                                  U.S.               Delaware
          Delcan Finance No. 1, Inc.                                   Canada
          Delcan Finance No. 2, Inc.                                   Canada
          Delcan Finance No. 3, Inc.                                   Canada
          Delcan Finance No. 4, Inc.                                   Canada
          Alberta (Delaware) Inc.                                       U.S.               Delaware
          Tim Donut U.S. Limited, Inc.                                  U.S.                Florida
          T.H.D. Donut (Delaware), Inc.                                 U.S.               Delaware
          The TDL Group Ltd.                                           Canada
          Barhav Developments Limited                                  Canada
          TIMWEN Partnership                                           Canada
          THD Coffee Co.                                                U.S.               Delaware
          Markdel, Inc.                                                 U.S.               Delaware
          Findel Corp.                                                  U.S.               Delaware
          Domark Investments, Inc.                                      U.S.               Delaware
          THD Nevada, Inc.                                              U.S.                Nevada
          The THD Group                                                 U.S.                 Ohio
          The TDL Group                                                Canada
          The TDL Group No. 2                                          Canada
          The TDL Group Co.                                            Canada
          THD RE No. 1 Co.                                             Canada
          TH N.S. Finance No. 1 Co.                                    Canada
          TH N.S. Finance No. 2 Co.                                    Canada
          BDJ 71112, LLC                                                U.S.                 Ohio
          Wendy's Old Fashioned Hamburgers of Guam, L.L.C.              Guam
          Nattlan I S.R.L.                                            Argentina
          Nautilus Land S.A.                                          Argentina
          Ranew Development Ltd.                                       Bahamas
          Scioto Insurance Company                                      U.S.                Vermont
          Oldemark  LLC                                                 U.S.                Vermont
          Fresh Enterprises, Inc.                                       U.S.              California
          Baja Fresh Westlake Village, Inc.                             U.S.              California
          Triune Corporation                                            U.S.              California

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